UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  November 21, 2008

NEUROMETRIX, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50856	04-3308180
(State or other jurisdiction of	Commission file number	(I.R.S. Employer
incorporation or organization)		Identification No.)

62 Fourth Avenue

Waltham, Massachusetts          02451

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (781) 890-9989

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On November 21, 2008, NeuroMetrix, Inc. (the “Company”) completed the sale of substantially all of its assets related to sales of DigiScopes and DigiScope related services to Advanced Diagnostics, LLC for $50,000.  In connection with the sale, Advanced Diagnostics, LLC agreed to assume certain identified commitments of the Company of approximately $400,000, including the Company’s lease of a facility in Columbia, Maryland.  The sale was made pursuant to an Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of November 7, 2008, by and between the Company and Advanced Diagnostics, LLC.  The CEO and President of Advanced Diagnostics, LLC is a former executive of the Company who continues to receive payments under a previous separation agreement with the Company.

As previously announced, prior to the sale, the Company had approved and commenced a plan for the proposed closure of its facility in Columbia, Maryland and discontinuance of sales of DigiScopes and DigiScope related services.  The sale price was determined through negotiations between the Company and Advanced Diagnostics, LLC.

The description of the Asset Purchase Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Asset Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

Exhibit No.	Description

2.1	Asset Purchase Agreement between NeuroMetrix, Inc. and Advanced Diagnostics, LLC dated as of November 7, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be filed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Dated: November 26, 2008	By:	/s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Asset Purchase Agreement between NeuroMetrix, Inc. and Advanced Diagnostics, LLC dated as of November 7, 2008.